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Exhibit 32.1

CERTIFICATION REQUIRED BY

SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Clean Energy Fuels Corp. (the Company), that, to the best of his knowledge, the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: March 19, 2008
/s/Andrew J. Littlefair Name: Andrew J. Littlefair Title: President and Chief Executive Officer
Date: March 19, 2008
/s/Richard R. Wheeler Name: Richard R. Wheeler Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Clean Energy Fuels Corp. and will be retained by Clean Energy Fuels Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
CERTIFICATION REQUIRED BY SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE